UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 3, 2017

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On April 3, 2017, the Board of Directors (the “Board”) of American Superconductor Corporation (the “Company”) approved a plan to reduce the Company’s global workforce by approximately 8 percent, effective April 4, 2017. The majority of the affected employees are located at the Company’s Devens, Massachusetts office location. This workforce reduction, together with variable costs savings expected to be realized from production volume aligned with the lower headcount, is expected to reduce the Company’s annualized expenses by approximately $4 million to $5 million once the savings are fully realized, which is expected to occur in the fiscal quarter ending March 31, 2018. The purpose of the workforce reduction is to reduce operating expenses to better align with the Company’s current revenues.

The Company expects to incur restructuring charges of $1.5 million to $2.0 million in cash severance expenses in the fiscal quarter ending June 30, 2017 in connection with the workforce reduction. The Company is currently evaluating whether any non-cash restructuring charges will be incurred.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On April 3, 2017, David A. Henry resigned from the offices of Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective April 4, 2017. Mr. Henry has agreed to remain an employee of the Company and assist with the transition of his responsibilities and other related matters until June 30, 2017, during which period the Company has agreed to pay him his current base compensation and provide standard employee benefits.

Appointment of New Chief Financial Officer

On April 3, 2017, the Board appointed John W. Kosiba, Jr., 44, as Senior Vice President, Chief Financial Officer and principal accounting officer, effective April 4, 2017. Mr. Kosiba joined the Company as Managing Director, Finance Operations, in June 2010. He then served as Vice President, Finance Operations, from September 2011 to May 2013. Mr. Kosiba has served most recently as Senior Vice President, Gridtec Solutions and Finance Operations, where he has been responsible for (i) overseeing finance and accounting operations, budgeting, strategic planning and financial planning and analysis for the Company, and (ii) managing the day-to-day business operations of the Company’s Gridtec Solutions’ business segment.

From January 2008 until June 2010, Mr. Kosiba served as Division Director and Controller of Amphenol Aerospace, a Division of Amphenol Corporation and a manufacturer of interconnect products for the military, commercial aerospace and industrial markets. In this role, Mr. Kosiba was responsible for overseeing finance, accounting, budgeting, audit and all aspects of financial planning and analysis for the division.

Mr. Kosiba holds a Bachelor of Science degree in accounting from the University of Rhode Island and a Masters of Business Administration from Boston University’s Questrom School of Business.

Mr. Kosiba is currently a party to an Executive Severance Agreement, dated as of January 13, 2012 (the “Kosiba Agreement”), the terms of which are substantively similar to the Executive Severance Agreements in place between the Company and its other executive officers, and summarized under the heading “Employment Agreements and Severance Agreements with Executive Officers” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on June 17, 2016. Under the Kosiba Agreement, Mr. Kosiba is eligible to receive severance upon termination of his employment (a) by the Company without cause (other than due to death or disability) in the absence of a change in control, (b) by the Company without cause (other than due to death or disability) or by Mr. Kosiba for good reason within twelve (12) months following a change in control (a “CIC Termination”), or (c) by the Company without cause (other than due to death or disability) more than twelve (12) months following a change in control. In the event of any such termination, Mr. Kosiba is entitled to receive severance equal to six (6) months of his current base salary (and, in the event of CIC Termination, prorated bonus for the year of termination), less all applicable taxes and withholdings, and certain other benefits in exchange for his execution of a release of claims. The foregoing description of the terms of the Kosiba Agreement is qualified in its entirety by reference to the full text of the Kosiba Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Compensation Committee of the Board has not yet determined the changes, if any, to Mr. Kosiba’s base compensation, bonus opportunity and other executive benefits as a result of his promotion to Senior Vice President and Chief Financial Officer.

Change of Executive’s Responsibilities

On April 3, 2017, the Board appointed James F. Maguire, formerly Executive Vice President, Operations of the Company, as Executive Vice President, Technology, of the Company, effective April 4, 2017. In this new role, Mr. Maguire will continue to manage the Company’s strategic marketing and U.S. engineering functions, and will now be responsible for identifying and developing new technologies and products for the Company. The Company does not expect that there will be any change to Mr. Maguire’s base compensation, bonus opportunity and other executive benefits in the fiscal year ending March 31, 2018.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s expectations regarding the amount of annualized costs savings due to the workforce reduction and when such savings will be fully realized; the amount of restructuring cash and non-cash charges associated with the workforce reduction; changes in compensation of employees; and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Actual results may differ materially from what management currently expects because of many risks and uncertainties, including: risks related to the Company not being able to realize the variable costs savings and annualized costs savings; and risks related to the Company not being able to fully realize the cost savings when it expects. These and the important factors discussed in the “Risk Factors” section of the Company’s most recent quarterly or annual report filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. In addition, any forward-looking statements included in this report represent the Company’s expectations as of the date of this report. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Executive Severance Agreement dated as of January 13, 2012 between American Superconductor Corporation and John W. Kosiba, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: April 4, 2017	By:	/s/ Daniel P. McGahn
Daniel P. McGahn President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Severance Agreement dated as of January 13, 2012 between American Superconductor Corporation and John W. Kosiba, Jr.

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